EXHIBIT 10.15
SUMMARY OF DIRECTOR COMPENSATION ARRANGEMENT
Our directors received directors’ fees for their service in 2009 through March 31, 2009. Effective April 1, 2009, directors’ fees were suspended for all directors of the Company and the Bank.

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